Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in the Registration Statement of Allion Healthcare, Inc. on Form S-1 of our report, dated February 28, 2005, appearing in the Prospectus, which is part of said Registration Statement, relating to the financial statements of Specialty Pharmacies, Inc. which appear in said Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/    MCGLADREY & PULLEN, INC.

Des Moines, Iowa

April 14, 2005